SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

The Hockey Company

(Exact name of registrant as specified in its charter)

February 23, 2004

Date of Report (Date of earliest event reported)

Delaware	0-19596	13-36-32297
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Boulevard de Maisonneuve West, Suite 800, Montreal, Quebec, Canada		H3Z 3C1
(Address of principal executive offices)		(Zip Code)

(514) 932-1118
(Registrant’s telephone number, including area code)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits.

See Exhibit Index attached to this Current Report on Form 8-K.

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 23, 2004, The Hockey Company issued a press release announcing its financial results for the year ended December 31, 2003.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with the procedural guidance in SEC Release No. 33-8216, the information in this Current Report on Form 8-K and the Exhibit attached to this Current Report on Form 8-K are being furnished under Item 12 of Form 8-K.  The information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

The press release includes earnings (net income) before interest, income and capital taxes, depreciation and amortization, or EBITDA, which is a non-GAAP financial measure, to supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States, or GAAP.  This non-GAAP financial measure does not replace the presentation of GAAP financial results, specifically EBITDA as an alternative to cash flows as a measure of liquidity, but is provided to enhance overall understanding of The Hockey Company’s current financial performance and prospects for the future.  Specifically, The Hockey Company’s management believes that non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to its financial condition and results from operations.  In addition, management uses certain non-GAAP financial measures for reviewing The Hockey Company’s financial results and evaluating its financial performance.  The Hockey Company has provided a reconciliation of EBITDA to net income, the most directly comparable GAAP financial measure, in its consolidated statement of operations furnished as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOCKEY COMPANY

Date: February 23, 2004	By:	/s/ Matthew H. O’Toole
	Name:	Matthew H. O’Toole
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit

99.1	Press release of The Hockey Company dated February 23, 2004 containing financial results for the year ended December 31, 2003.